Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Appendix D of the joint proxy-prospectus in this Registration Statement on Form S-4 of our report, dated January 21, 2004, (except for Note 14 as to which the date is April 28, 2004), on the financial statements of Cuyamaca Bank, N.A. as of and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption “Experts” in the joint proxy-prospectus.

/s/    J. H. COHN LLP

San Diego, California

July 19, 2004